Exhibit 10.5

FORM OF

BLUE OWL CAPITAL, INC.

RESTRICTED SHARE UNIT AWARD AGREEMENT1

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), dated as of [•] (the “Grant Date”), is entered into by and between Blue Owl Capital, Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereto (the “Participant”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Blue Owl Capital, Inc. 2021 Equity Incentive Plan (as may be amended from time to time, the “Plan”).

WHEREAS, the Plan provides for the grant of Restricted Share Units; and

WHEREAS, the Administrator has determined that it would be in the best interests of the Company and its stockholders to grant Restricted Share Units to the Participant on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1. Grant of Restricted Share Units.

(a) Grant. The Company hereby grants to the Participant an award of Restricted Share Units in respect of [•] Shares (the “RSUs”), on the terms and subject to the conditions set forth in this Agreement.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2. Vesting.

(a) General. Subject to Section 2(b) and Section 2(c), 100% of the RSUs shall vest on the first anniversary of the Grant Date (the “Vesting Date”), subject to the Participant’s continued service from the Grant Date through the Vesting Date (with the period from the Grant Date through the Vesting Date, the “Vesting Period”).

(b) Termination of Service. Subject to the immediately following sentence, upon the Participant’s Termination of Service for any or no reason prior to the Vesting Date, any unvested RSUs shall be immediately forfeited without consideration, and upon the Participant’s Termination of Service by the Company for Cause, all RSUs (whether vested or unvested) shall be immediately forfeited without consideration. Notwithstanding anything to the contrary in the Plan, in the event of the Participant’s Termination of Service prior to the Vesting Date that is triggered by the Company without Cause or due to the Participant’s death or being deemed Disabled, any unvested RSUs may accelerate and vest upon such Termination of Service if, and to the extent, determined in the discretion of the Administrator.

[1]	Note to Draft: To the extent a grant is being made to a non-US based employee, local counsel will need to review and fold in necessary changes based upon the agreed upon US form.

(c) Change in Control. In the event of a Change in Control, any outstanding RSUs shall be treated as set forth in Section 5(b) of the Plan.

3. Settlement. Subject to Section 5, within thirty (30) days following the date on which an RSU becomes vested, the Company shall issue one (1) Share to the Participant for each such vested RSU.

4. No Dividend Equivalents; No Rights as Stockholder. Until such time as the RSUs have been settled pursuant to Section 3, the Participant shall have no rights as a stockholder, including, without limitation, any right to dividends, dividend equivalents or other distributions, or any right to vote[; provided that, to the extent any dividends, dividend equivalents or other distributions are made during the period following the vesting of an RSU, but prior to settlement pursuant to Section 3, the Participant shall be eligible to receive such dividend, dividend equivalent or other distribution with respect to such RSU on the date such RSU is settled].

5. Taxes. The Participant is responsible for all taxes and any tax-related penalties the Participant incurs in connection with the RSUs granted hereunder. The Company or its Subsidiaries or Affiliates shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct, from other compensation payable to the Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to any RSU. Alternatively, the Company may, in its sole discretion, reduce the number of Shares to be issued upon settlement of the RSUs by the number of whole Shares, valued at their then Fair Market Value, required to satisfy any withholding or tax obligations of the Company or its Subsidiaries or Affiliates with respect to the RSUs, provided, that, the Company will not withhold Shares with a Fair Market Value in excess of the amount of tax that is permitted to be withheld or paid without triggering liability accounting or other adverse accounting treatment under applicable accounting standards.

6. Non-Transferability.

(a) The RSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

(b) The Participant shall be required to hold the Shares issued upon vesting and settlement of the RSUs granted hereunder (the “RSU Shares”) until the first anniversary of the final Vesting Date.

(c) If the Participant breaches in any significant or intentional manner, as determined by the Administrator in its reasonable discretion, the terms of any of the Participant’s confidentiality or restrictive covenant obligations (including, but not limited to, any non-competition, non-solicitation, intellectual property assignment and/or non-disparagement covenants obligations, if any) to any member of the Company Group, the Administrator, in its sole discretion, may determine that the Participant shall forfeit all or any portion of the RSU Shares held by the Participant for no consideration. In the event of the Participant’s Termination of Service for Cause, as determined by the Administrator in its reasonable discretion, all RSU Shares held by the Participant shall automatically be forfeited for no consideration, unless otherwise determined by the Administrator, in its reasonable discretion. The Participant hereby consents and agrees to immediately surrender and deliver such RSU Shares to the Company, or its designee, without the payment of any consideration, receipt of any further notice or fulfillment of any other condition. Any forfeiture of RSU Shares pursuant to this Section 6(c) shall require no additional procedures on the part of the Company or any of its Affiliates.

(d) Any purported transfer or exchange of RSU Shares that is not in accordance with the terms of this Section 6 shall automatically be deemed null and void. In the event of a property settlement or separation agreement between the Participant and his or her spouse, the Participant agrees that he or she shall use reasonable efforts to retain all of his or her RSU Shares or any other Shares held by the Participant and shall reimburse his or her spouse for any interest he or she may have under this Agreement out of funds, assets or proceeds separate and distinct from his or her interest under this Agreement.

7. Restrictions. The Participant has read and understands the restrictions, the limitations and the Company’s rights set forth in the Plan and this Agreement that will be imposed on the RSUs and any Shares that may be issued in respect of the RSUs in accordance with the terms of the Plan and this Agreement.

8. Non-Reliance. The Participant has not relied upon any oral representation made to the Participant relating to the RSUs or the Shares or upon information presented in any promotional meeting or material relating to the RSUs.

9. Legends. The Participant understands and acknowledges that any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any share split, share dividend, merger or other form of reorganization or recapitalization), when issued, shall bear any legends that may be required by applicable federal and state securities laws, this Agreement and/or the Plan. The Administrator reserves the right to account for Shares through book-entry or other electronic means rather than the issuance of share certificates.

10. Miscellaneous.

(a) Compliance with Laws. The grant of RSUs and the issuance of Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and, in each case, any respective rules and regulations promulgated thereunder) and any other law, rule, regulation or exchange requirement applicable thereto.

(b) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and to the benefit of the Participant and the beneficiaries, executors, administrators and heirs of the Participant.

(c) No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. Subject to Section 5 of the Plan, this Agreement may be amended or modified only by a written instrument executed by the Participant and the Company.

(d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e) No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Subsidiaries or as interfering with or restricting in any way the right of the Company or its Subsidiaries to remove, terminate or discharge the Participant at any time for any or no reason whatsoever.

(f) Clawback. The RSUs granted under this Agreement shall be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of a Termination of Service by the Company for Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate thereof.

(g) Unfunded Plan. The award of RSUs is unfunded, and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

(h) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.

(i) Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.

(j) Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. The Participant (A) agrees that any suit, action or proceeding brought by or against such Participant in connection with this Agreement and the RSUs granted hereunder shall be brought solely in accordance with the terms of Section 10(k) hereof, (B) consents to the jurisdiction and venue of each such court and (C) agrees to accept service of process by the Company or any of its agents in connection with any such proceeding. THE PARTICIPANT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(k) Arbitration.

(i) Except as expressly set forth in this Section 10(k), the Company and the Participant mutually and voluntarily consent to the resolution, by final and binding arbitration, of any and all disputes, controversies or claims arising out of or related in any way to (A) this Agreement or the Plan (each, a “Company Agreement”) or the breach of any Company Agreement; and/or (B) any dispute as to the arbitrability of a matter under this Agreement (collectively, “Claims”); provided, however, that nothing in this Agreement shall require arbitration of any Claims that, by valid law that is binding on the Participant and the Company and not preempted by federal law, cannot be the subject of a compulsory arbitration agreement (including, (I) to the extent not preempted by federal law, any sexual harassment claims that cannot be subject to mandatory arbitration under Section 7515 of the New York Civil Practice Law and Rules or any other laws (II) claims for workers’ compensation benefits (but not retaliation claims arising out of or relating to claims for workers’ compensation benefits), (III) unemployment compensation benefits claims, (IV) state or federal disability insurance claims, (V) claims under the National Labor Relations Act, as amended, that fall within the exclusive jurisdiction of the National Labor Relations Board, and (VI) criminal complaint or proceeding) (each, an “Excluded Claim”), and nothing in this Agreement shall be interpreted to mean that the Participant is precluded from filing a charge or complaint with any federal, state or local governmental agency, legislative body, regulatory body or self-regulatory organization that prohibits waiver or limitation of such right, including, but not limited to, the New York City Commission on Human Rights, the New York State Division of Human Rights, the Equal Employment Opportunity Commission and the National Labor Relations Board.

(ii) All Claims shall be resolved exclusively by arbitration administered by JAMS under its Employment Arbitration Rules & Procedures then in effect (the “JAMS Rules”). Notwithstanding the foregoing, the Company and the Participant shall have the right to (A) seek a restraining order or other injunctive or equitable relief or order in aid of arbitration or to compel arbitration, from a court of competent jurisdiction, subject to Section 10(j), or (B) interim injunctive or equitable relief from the arbitrator pursuant to the JAMS Rules, in each case, to prevent any violation of this Agreement or any Company Agreement. The Company and the Participant shall initiate the arbitration of any Claims within the same statute of limitations period applicable to such Claims. Prior to the arbitration, the discovery should include at least (I) exchange of relevant documents, (II) identification of witnesses and (III) one (1) deposition for each side. Other discovery should be available at the arbitrator’s discretion.

(iii) Any arbitration proceeding brought under this Agreement shall be conducted before one (1) arbitrator in New York, New York. The arbitrator shall be selected in accordance with the JAMS Rules, provided, that, the arbitrator shall be a neutral attorney (A) with at least ten (10) years of significant employment law or private equity, asset management or financial advisory legal experience and/or (B) a former federal or state court judge. Each party shall be entitled to be represented by counsel at the arbitration. At the arbitration hearing, the parties hereto will have the right to (I) present proof, through testimony and documentary evidence, and (II) cross-examine witnesses. Each party to any dispute shall pay such party’s own expenses, including attorneys’ fees; provided, however, that, to the extent required by applicable law or any JAMS Rules, the Company shall pay all reasonable costs, fees and expenses that the Participant would not otherwise have been subject to paying if the Claims had been resolved in a court of competent jurisdiction. The arbitrator will be empowered to award either party any remedy, at law or in equity, to which the party would otherwise have been entitled had the matter been litigated in court, including, but not limited to, general, special and punitive damages, injunctive relief, costs and attorneys’ fees; provided, however, that the authority to award any remedy is subject to whatever limitations, if any, exist in the applicable law on such remedies. The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law. Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed in any court having jurisdiction thereof as set forth in Section 10(k)(vi) below.

(iv) Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. The arbitration proceedings will be confidential.

(v) To the maximum extent permitted by applicable law, the parties hereto agree that no Claims covered by this Agreement may be initiated, maintained, heard or determined on a class action, collective action or representative action basis, either in court or in arbitration. The parties hereto further agree that the Participant will not serve or participate as a class, collective or representative action member or representative or receive any recovery from a class, collective or representative action involving Claims covered by this Agreement, either in court or in arbitration. The parties hereto further agree that no arbitrator shall have authority to (A) order, authorize or permit any notice or information about an arbitration or any claims or defenses in an arbitration to be sent to any class or group other than the parties to the individual arbitration, provided that parties to an arbitration and the arbitrator may request or compel testimony of a witness or the production of documents, materials or information consistent with applicable arbitration rules, or (B) order or require either party to produce contact information for a class or group. The parties hereto further agree that if the Participant is included within any class, collective or representative action in court or in arbitration involving a Claim, the Participant will take all steps necessary to opt-out of the action or refrain from opting in, as the case may be. Any Claim filed or brought in court or arbitration as a class, collective or representative action will be decided in arbitration on an individual basis. Any issue concerning arbitrability of a particular issue or claim pursuant to this Agreement, and any issue concerning the validity or enforceability of the class action, collective action and representative action waiver contained in this Agreement, shall be decided by a court of competent jurisdiction, and no arbitrator shall have any authority to consider or decide any issue concerning arbitrability of a particular issue or claim pursuant to this Agreement, or concerning the validity or enforceability of the class action, collective action, and representative action waiver. If, despite the express intent of the parties hereto to proceed only in individual arbitration, a court nonetheless orders that a class action, collective action, or representative action should proceed, in no event will such action proceed in an arbitration forum and may proceed only in court. Notwithstanding the foregoing, the Participant has the right to challenge the validity of this Agreement and the class action, collective action, and representative action waiver in court on such grounds as may exist in law or equity for the revocation of any contract, and the Company will not engage in any retaliatory actions against the Participant in the event the Participant chooses to do so. However, the Company reserves the right to attempt to enforce this Agreement and waiver.

(vi) The Participant and the Company agree that the U.S. Federal or state courts located within the state, city and county of New York will have exclusive jurisdiction over any proceeding, suit or action permitted under this Agreement, and each party expressly and irrevocably submits to such jurisdiction for such purpose and agrees that such party waives any objection, and specifically consents, to venue in such courts for any such action.

(vii) The Participant agrees that nothing in this Agreement relieves the Participant from any obligation to exhaust certain administrative remedies before arbitrating certain types of claims under this Agreement. However, any claim that is not fully and finally resolved exclusively through a proceeding commenced in an administrative agency, such as the Equal Employment Opportunity Commission or analogous state or local agency, must be submitted to arbitration in accordance with this Agreement and may not proceed in court.

(viii) The parties hereto agree to treat as confidential and not disclose the substance and result of any arbitration under this Agreement. However, disclosures may be made by the Participant to legal counsel for the purpose of obtaining legal advice and by the Company to its owners, directors, officers, shareholders, employees, managers, members, insurers, attorneys, and agents as reasonably necessary for legitimate business purposes, and by the parties hereto to the extent necessary (A) to enforce a final settlement agreement between the Participant and the Company, (B) to obtain and secure enforcement of, or a judgment on, an award issued pursuant to this Agreement or (C) as otherwise required by law or court order.

(l) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(m) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n) Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart by, facsimile, PDF or email is equally as effective as delivery of an original executed counterpart.

(o) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs and participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

(p) Section 409A of the Code. The RSUs granted pursuant to this Agreement and the provisions of this Agreement are intended to be exempt from or, to the extent subject thereto, to comply with Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively, “Section 409A”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance therewith. The Company makes no representation that any or all of the payments and benefits described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment or benefit. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BLUE OWL CAPITAL, INC.

By:
Name: [Name]
Title: [Title]

[Participant]

[Signature Page to Restricted Share Unit Award Agreement]